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                                                                 Exhibit 23.2

                  Consent of Independent Accountants


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-104911) of our report dated June 25, 2002 relating to the financial statements of Schultz Company, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
St. Louis, MO
May 21, 2003